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                                                                    Exhibit 99.1


Contact:  Donald W. Perryman                      Mitchel Sayare
          VP & CBO, Raven                         Chairman & CEO, ImmunoGen
          (650) 620-9436                          (617) 995-2500
          DWPERRYMAN@RAVENBIO.COM                 WWW.IMMUNOGEN.COM



   IMMUNOGEN AND RAVEN BIOTECHNOLOGIES ANNOUNCE TARGET AND ANTIBODY DISCOVERY
                        COLLABORATION IN OVARIAN CANCER

     -- ImmunoGen to Develop Antibody Products Based on Raven's Targets and
                                 Antibodies --

SAN CARLOS, CALIF., AND CAMBRIDGE, MASS., MARCH 29, 2001 -- Raven Biotechnologies, Inc. (Raven) and ImmunoGen, Inc. (Nasdaq: IMGN) announced today the formation of a collaboration aimed at identifying targets and therapeutic antibodies with the potential to treat ovarian cancer. Raven will employ its unique platform to simultaneously discover cell surface targets and monoclonal antibodies, and ImmunoGen will then generate novel therapeutic products from these antibodies. ImmunoGen will have the development, manufacturing and commercialization rights to these products in North America and Europe in exchange for an upfront licensing fee, research support, milestones and royalties.

"Raven's innovative cell biology-based approach to the discovery of novel targets and monoclonal antibodies will allow us to rapidly develop proprietary product candidates to fill our internal pipeline," said Mitchel Sayare, Ph.D., Chairman and CEO of ImmunoGen. "We believe their unique platform will identify targets that cannot easily be found using other approaches and will help us accelerate development of antibody-based therapeutics for ovarian cancer."

"ImmunoGen has established itself as a leader in the development of antibody-based cancer therapeutics. ImmunoGen's extensive product development collaborations validate its capabilities in this field," said Jennie P. Mather, Ph. D., Founder and CEO of Raven Biotechnologies. "We are very pleased that they have included us in their impressive network of collaborations. For our part, this collaboration accelerates the process of moving Raven's novel drug targets into clinical development."

Raven is a privately-held company established in 1999 that has developed a platform to rapidly and simultaneously identify cell surface targets and therapeutic antibodies to them, thus potentially significantly shortening drug development timelines. This platform is based on the integration of three broad technologies: 1.) proprietary, tissue-specific cell lines; 2.) proprietary methods of producing cell surface antibodies; and 3.) proprietary technologies to rapidly assess biological relevance and function. Because this integrated platform studies these target proteins in their native configurations on the intact surface of cells, Raven can identify antigens with post-translational modifications and splice variations that will be overlooked by any purely genomics approach, and produce MAbs to them. Raven currently has advanced programs in colon, lung, ovarian, pancreatic and prostatic cancer. For more information: www.ravenbio.com.

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ImmunoGen develops innovative biopharmaceuticals, primarily for cancer. The
Company has created potent tumor-activated prodrugs, consisting of drugs coupled to MAbs, for delivery to and destruction of cancer cells. Its lead product, huC242-DM1/SB-408075 is in two Phase I/II clinical trials for colorectal, pancreatic and certain non-small-cell lung cancers. Besides Raven, the Company has collaborative arrangements with GlaxoSmithKline, Genentech, British Biotech, Abgenix, MorphoSys, Avalon, and Millennium Pharmaceuticals. For more information: www.immunogen.com.

FOR IMMUNOGEN: THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: THE SUCCESS OF THE COMPANY'S RESEARCH STRATEGY; THE APPLICABILITY OF THE DISCOVERIES MADE THEREIN; THE DIFFICULTIES INHERENT IN THE DEVELOPMENT OF PHARMACEUTICALS, INCLUDING UNCERTAINTIES AS TO THE TIMING AND RESULTS OF PRECLINICAL STUDIES; DELAYED ACHIEVEMENTS OF MILESTONES; RELIANCE ON COLLABORATORS; UNCERTAINTY AS TO WHETHER THE COMPANY'S POTENTIAL PRODUCTS WILL SUCCEED IN ENTERING HUMAN CLINICAL TRIALS AND UNCERTAINTY AS TO THE RESULTS OF SUCH TRIALS; UNCERTAINTY AS TO WHETHER ADEQUATE REIMBURSEMENT FOR THESE PRODUCTS WILL EXIST FROM THE GOVERNMENT, PRIVATE HEALTHCARE INSURERS AND THIRD-PARTY PAYORS; AND THE UNCERTAINTIES AS TO THE EXTENT OF FUTURE GOVERNMENT REGULATION OF THE PHARMACEUTICAL BUSINESS.

FOR RAVEN: CERTAIN STATEMENTS IN THIS PRESS RELEASE CONSIST OF FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, UNCERTAINTIES REGARDING THE DISCOVERY AND DEVELOPMENT OF NEW PRODUCTS AND BUSINESS OPPORTUNITIES, THE RECEIPT OF FUTURE PAYMENTS AND THE CONTINUATION OF BUSINESS PARTNERSHIPS. ACTUAL RESULTS, EVENTS OR PERFORMANCE MAY DIFFER MATERIALLY.